UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Oncolytics Biotech Inc.
(Exact name of registrant as specified in its charter)

Alberta, Canada	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 210, 1167 Kensington Crescent, N.W. Calgary, Alberta, Canada	T2N 1X7
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares, no par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common shares, without par value, of Oncolytics Biotech Inc. (the “Registrant”) contained in the Registrant’s Registration Statement on Form F-10 under the heading “Description of Share Capital”, originally filed on April 25, 2018, as amended on May 4, 2018, with the United States Securities and Exchange Commission (File No. 333-224432), is incorporated herein by this reference in response to this item.

Item 2. Exhibits.

ITEM 2. EXHIBITS.

Exhibit Number	Description of Exhibits
3.1	Articles of Incorporation
3.2	Bylaws
4.1	Form of Warrant Indenture, dated June 1, 2017, by and between the Company and Computershare Trust Company of Canada
4.2	Form of Warrant between the Company and Adlai Norte Biopharma Inc.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)	Oncolytics Biotech Inc.

Date	May 31, 2018

By	/s/ Kirk Look
Kirk Look Chief Financial Officer

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